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                                                                   Exhibit 10.42

              CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.

                                  CONFIDENTIAL
                         INTERACTIVE SERVICES AGREEMENT

         This Interactive Services Agreement (this "Agreement"), effective as of September 3, 1999 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and Medscape, Inc. ("Interactive Content Provider" or "ICP"), a Delaware corporation, with its principal offices at 134 West 29th Street New York, New York 10001-5399 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION

         AOL and ICP each desires that AOL provide access to the ICP Internet Site and ICP Programming through the AOL Network, subject to the terms and conditions set forth in this Agreement. Defined terms used but not otherwise defined in this Agreement shall be as defined on Exhibit B attached hereto.

                                      TERMS

1.       DISTRIBUTION; PROGRAMMING

1.1 PROGRAMMING AND DISTRIBUTION. Beginning on a mutually agreed upon date(s) after the Effective Date, AOL shall provide ICP with the promotions set forth on Exhibit A-1. The promotions described on Exhibit A-1 and any other promotions provided by AOL to ICP shall be referred to as the "Promotions." Subject to ICP's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing ICP comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion, AOL will work with ICP to provide ICP, as its sole remedy, a comparable promotional placement. Except to the extent expressly described herein, the exact form, placement and nature of the Promotions shall be determined by AOL in its reasonable editorial discretion. ICP shall comply with the programming requirements and provide the Content set forth on Exhibit A and AOL's provision of Promotions in connection with any particular AOL Property shall be conditioned upon ICP's compliance with the programming requirements and provision of the Content set forth on Exhibit A for such AOL Property.

         1.2 CONTENT. The ICP Programming (a) shall consist of the Content described on the programming plan attached as Exhibit A-2 (the "PROGRAMMING PLAN"), (b) shall not contain any pointers or links to any other area on or outside the AOL Network, other than as expressly described on Exhibit A-2 with respect to such ICP Programming without AOL's prior written consent, (c) shall not contain any direct pointers or links to any products or services which ICP sells in accordance with Section 4.4, without AOL's prior written consent, and (d) shall not contain any pointers or links to an area that is promoting any ICP Tools without AOL's prior written consent. The ICP Internet Site shall only consist of Content principally focused on consumer healthcare issues and shall initially focus on those areas described in the Programming Plan. The ICP Internet Site shall not contain any pointers or links to an area that is promoting any ICP Tools other than the Approved ICP Tools. ICP shall inform AOL of relevant search terms and terminology associated with popular areas and functionality within the ICP Internet Site and ICP Programming for AOL's promotional and Content integration purposes. The inclusion of any additional Content for distribution through the AOL Network (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A shall be subject to AOL's prior written approval.

          1.3 LICENSE. ICP hereby grants AOL (including but not limited to CompuServe, Digital City, Netscape, ICQ and MovieFone) a worldwide license to use, market, store, distribute, reproduce, display, adapt, communicate, perform, transmit, and promote the ICP Internet Site, the ICP



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                  Programming and the Licensed Content (or any portion thereof)
                  through the AOL Network as AOL may determine in its sole discretion, including without limitation the right to integrate Content from the ICP Internet Site and/or ICP Programming by linking to specific areas thereon, provided that the link to any such Content on the AOL Network shall conform to the specifications of an ICP Presence. Any Linked Consumer Versions shall be subject to the foregoing license. In addition, any Linked ICP Interactive Sites shall be subject to the foregoing license to the extent consistent with Medscape's underlying rights to materials on such sites.

         1.4 MANAGEMENT. ICP shall design, create, edit, manage, review, update (as close to daily as commercially reasonable or as otherwise specified herein), and maintain the ICP Internet Site, ICP Programming and the Licensed Content in a timely and professional manner and in accordance with the terms of this Agreement and shall keep the Licensed Content current, materially accurate and well-organized at all times. ICP shall ensure that the Licensed Content within the ICP Internet Site and ICP Programming is equal to or better than any comparable Content distributed by ICP through any other ICP Interactive Site in all material respects, including without limitation, quality, breadth, timeliness, functionality, features, prices of products and services and terms and conditions, except to the extent inclusion of such Content would otherwise violate this Agreement and except as otherwise expressly stated on Exhibit A. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the ICP Internet Site or ICP Programming. ICP shall be responsible for any hosting or communication costs associated with the ICP Internet Site and ICP Programming (including any Linked Interactive Sites), including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and the ICP Internet Site or ICP Programming or (ii) a mirrored version of the ICP Internet Site. Notwithstanding any other terms of this Agreement, AOL Members shall not be required to go through a registration process (or any similar process) in order to access and use the ICP Internet Site, ICP Programming or the Licensed Content. AOL (consistent with AOL's privacy policies and terms of service) will make available the data necessary to authenticate AOL Members on the ICP Internet Site. ICP may ask AOL Members for additional, optional information for the purpose of customizing the ICP Programming, ICP Internet Site, or the Licensed Content. During the Term and for the two (2) year period after the expiration or termination thereof, ICP shall allow AOL Members to access and use any ICP Interactive Site on terms and conditions no less favorable than the terms and conditions available to other users of such ICP Interactive Site. In the event ICP fails to comply with any material term of this Agreement, including without limitation ICP's obligations under this Section 1.4 or its promotional obligations under Section 2, AOL will have the right (in addition to any other remedies available to AOL hereunder) to decrease the promotion it provides to ICP hereunder and/or to decrease or cease any other contractual obligation of AOL hereunder until such time as ICP corrects its non-compliance, in which event AOL will be relieved of the proportionate amount of any promotional commitment made to ICP by AOL hereunder corresponding to such decrease in promotion.

         1.5      IMPRESSIONS TARGET. AOL shall provide ICP with at least
                  * Impressions from ICP's presence on the AOL Network (the "Impressions Target") during the Term. On or about each anniversary of the Effective Date (or more frequently as the Parties desire), AOL and ICP shall discuss (a) whether AOL is on track to meet the Impressions Target (taking into account variations in Impressions delivery (e.g., front-loading of impressions with launch of the ICP Internet Site, account ramp-up, seasonality, promotional events, technical problems, new Content acquired) of ICP promotion on the AOL Network) and
                  (b) future plans to ensure that the Impressions Target is met or mutually altered. AOL shall use reasonable efforts to implement any such mutually agreed plan in accordance therewith. In the event AOL provides an excess of any annual Impressions target in any year, the Impressions target for the subsequent year shall be reduced by the amount of such excess. Any shortfall in Impressions at the end of a year will not be deemed a breach of this Agreement by AOL; instead such shortfall will be added to the Impressions target for the subsequent year. In addition, AOL, shall use reasonable efforts to ensure that Impressions



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                  delivery amounts due in any year shall be spread evenly across such year other than the first year of the Agreement (when Impressions may be front-loaded for launch of the ICP Internet Site, at AOL's discretion). For the purposes of this Agreement, ICP's presence on an AOL screen shall conform to the specifications of an ICP Presence, provided that only screens that contain a Link to the ICP Internet Site or ICP Programming will count against the Impressions Target. Any shortfall in Impressions from a particular AOL Property or area within an AOL Property may be made up by overdelivery of Impressions in another AOL Property or area. In the event that the Impressions Target is not met (or will not, in AOL's reasonable judgment, be met) during the Term, then as ICP's sole remedy, at AOL's option (i) the Term shall be extended for up to six (6) months without additional carriage fees payable by ICP, and during such extension period, AOL shall provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by AOL), provided that if AOL still has not met the Impressions Target after such six (6) month period, AOL will provide a pro-rata refund based on the amount of undelivered
                  Impressions, (ii) AOL shall, from time to time during the Term, provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by AOL), (iii) AOL shall pay ICP an amount equal to the value of the undelivered Impressions in the form of advertising credits or cash at the then-current rate card, or (iv) some combination thereof.

2.       CROSS-PROMOTION

         2.1 COOPERATION. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities. When promoting ICP or for any ICP Presence, AOL will use commercially reasonable efforts to comply with the requirements of EXHIBIT D with respect to use of ICP's name and marks.

         2.2 CROSS-PROMOTION - CONSUMER VERSIONS. Within the Consumer Versions, ICP shall include (collectively, the "AOL Promos"), at AOL's discretion, either (i) a prominent "Try AOL" or "Try CompuServe" feature (at least 90 x 30 pixels or 70 x 70 pixels in size), with placement on the standard/personalized home page (i.e. the first screen if no splash screen) at ICP's reasonable discretion, through which users can obtain promotional information about AOL products or services designated by AOL and, at AOL's option, download or order the then-current version of client software for such AOL products or services; or (ii) a prominent promotional button (at least 90 x 30 pixels or 70 x 70 pixels in size), with placement of the button at ICP's reasonable discretion, on the standard/personalized home page of the Consumer Versions, to promote such AOL products or services as AOL may designate (for example, the America Online brand service, the CompuServe brand service, the AOL.com site, the Digital City services or the AOL Instant Messenger service). AOL shall pay ICP then-standard AOL online bounty rates for qualified new AOL and CompuServe members that are acquired through Try AOL and Try CompuServe buttons. AOL will provide the creative content to be used in the AOL Promos. ICP shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promos within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, ICP shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promos during the prior month. In the event that AOL elects to serve the AOL Promos to the Consumer Versions from an ad server controlled by AOL or its agent, ICP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement, including, without limitation, inserting HTML code designated by AOL on the pages of the Consumer Versions on which the AOL Promos will appear. In addition, within any Consumer Versions, ICP shall provide prominent promotion for the relevant AOL Keyword(TM) Search Terms associated with the ICP Internet Site and links from the Consumer Versions to the relevant topic areas on AOL's AOL.com site on any page/screen on the Consumer Versions where ICP mentions or promotes its partners.



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         2.3      OTHER MEDIA. In ICP's advertisements and promotions (not
                  including news programming drop-ins that are at CBS's editorial discretion) of its Consumer Versions in any media, ICP will include specific references or mentions (orally where possible) of the availability of the ICP Internet Site through the America Online(R) brand service (or other AOL Property as mutually agreed to by the Parties) at least * of the time within each campaign and each type of promotion (i.e. at least
                  * of each print campaign, at least * of each radio campaign, at least * of each television campaign, etc.) (the "ICP Mentions Commitment"). Such references or mentions shall be reasonably prominent in any (a) print or "out of home" (e.g., buses, billboards, point-of-purchase, and other "place based" promotions) promotions, television advertisements and radio advertisements. In any event, such references or mentions shall be at least as prominent as any references that ICP makes to any ICP Interactive Site (by way of site name, related company name, URL or otherwise). Without limiting the generality of the foregoing, ICP's listing of the "URL" for any Consumer Versions pursuant to this Section will be accompanied by a reasonably prominent listing of the "keyword" term on AOL for the ICP Internet Site (e.g. "America Online
                  Keyword: Medscape"), which listing shall conform to the keyword guidelines attached hereto as Exhibit G. All such references or mentions of AOL, and the use of AOL's trademarks, trade names and service marks in connection therewith, shall be in accordance with Section II of Exhibit
                  C. In those instances where ICP's advertisements and promotions of its Consumer Versions do not include specific references or mentions of the availability of the ICP Internet Site through AOL, ICP agrees that it shall not promote, reference or mention any Named Entity with respect to any television advertisements and promotions on CBS. In the event that ICP is unable to consistently deliver the ICP Mentions Commitment over any particular time period, in addition to any other remedies that AOL may have under this Agreement, AOL, at its election, can require that ICP compensate for such shortfall either by: (i) extending the Term for up to six (6) months without additional carriage fees payable by ICP, and during such extension period, ICP shall provide AOL with the remaining ICP Mentions Commitment in the form of space in ICP's promotions or advertising of comparable value to the undelivered ICP Mentions Commitment (as reasonably determined by ICP), provided that if ICP still has not met the ICP Mentions Commitment after such six (6) month period, ICP will pay AOL an amount equal to the value of the undelivered ICP Mentions Commitment in the form of cash at the then-current comparable rate cards based on the amount of undelivered ICP Mentions Commitment, (ii) ICP shall, from time to time during the Term, provide AOL with the remaining ICP Mentions Commitment in the form of space on its advertising or promotional campaigns of comparable value to the undelivered ICP Mentions Commitment (as reasonably determined by ICP), or
                  (iii) some combination thereof. In addition, ICP shall use commercially reasonable efforts to include in its advertisements and promotions of the ICP Interactive Sites in any media specific references or mentions of AOL in connection with ICP's relationship with AOL.

         2.4 PREFERRED ACCESS PROVIDER. When promoting AOL, ICP shall promote AOL as an online services partner through which a user can access the ICP Internet Site (and ICP shall not implement or authorize any other promotions on behalf of any third parties which are inconsistent with the foregoing).

         2.5      COMPONENT PRODUCTS.

                  2.5.1 Consumer Versions. ICP agrees to the following conditions for integration, use or promotion of the following tools or functionality on the Consumer
                           Versions:

                           A. ICP shall use the AOL namespace for all user registration on the ICP Internet Site and ICP shall connect its own registration system to the AOL registration systems through standard integration mechanisms in manner that is mutually acceptable to the parties. In addition, with respect to AOL namespace and user registration technology, and consistent with the Privacy Policies of the parties
                           (i) ICP agrees to collect the data requested by AOL and transfer such data to AOL in a real time data transfer, and (ii) AOL shall have



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                           the right to pass-through applicable data (e.g. AOL
                           screennames) to ICP to the extent necessary for proper functionality and performance of such namespace and user registration technology.

                           B. Subject to paragraph D below, ICP, to the extent such AOL's tools and functionalities satisfy ICP's reasonable calendar functionality requirements, shall integrate its customized health diary functionality with AOL's Web-hosted calendaring functionality and tools to provide customized calendars to all users of the Consumer Versions. As part of such integration, ICP will create all events in event data format compatible with the AOL calendar so that health events and events added to ICP's customized health diary can also, at the option of the user, be automatically added to the AOL calendar.


                           C. Subject to paragraph D below, to the extent that ICP includes a real time instant online messaging functionality on the Consumer Versions, ICP will use AOL Instant Messenger(TM) and/or ICQ(TM) for such functionality.

                           D. ICP may develop, integrate, use or promote its own specific tools and/or functionalities or those developed by Softwatch Ltd. ("Softwatch") or another third party within a subcategory of paragraphs B or C above other than any third party tools and/or functionalities by any Interactive Service and/or Named Entity provided that (i) AOL does not then-currently offer such tool or functionality that meets ICP's reasonable system requirements, (ii) ICP first provides AOL with the opportunity to do such development work on commercially reasonable terms and conditions, (iii) any instant messaging tools or functionalities developed shall use AOL's back-end system and protocols, (iv) with respect to any calendaring functionalities, events created shall, at the option of the user, have the ability to be automatically added to AOL calendar. Notwithstanding paragraphs B and C above, with respect to the Consumer Versions, not including the ICP Internet Site, ICP may integrate and use the instant messaging, chat, buddy list and discussion forum self-contained tools and functionalities that have been developed by Softwatch as of the Effective Date on the Consumer Versions other than the ICP Internet Site, provided however, that ICP will integrate instant messaging functionalities with AOL's instant messaging tools and functionalities before ICP's next release of the Consumer Versions but in no event later than 6 months after the Effective Date.

                           E. With regard to consumer oriented health management tools, including but not limited to PMR Service, ICP, on the ICP Internet Site, shall not integrate, use or promote any such health management tools other than the Approved ICP Tools without AOL's prior written consent, not to be unreasonably withheld. If ICP chooses to create or modify an ICP Tool to add backend connectivity functionality, and that functionality involves the same provider of backend connectivity as any other health management tool offered or distributed on the AOL Network, AOL agrees that it would be unreasonable not to approve such an ICP Tool solely on the basis of its backend connectivity features. In addition, AOL agrees to use its commercially reasonable efforts to ensure that any provider of backend connectivity available on or distributed through the AOL Network offers ICP a reasonable opportunity to negotiate for the provision of the same backend connectivity to ICP on the Consumer Versions.

                           F. In the event ICP wishes to integrate, use or promote tools and functionalities other than the tools and functionalities in paragraphs A, B, C and E above (including but limited to (i) community/communications tools (e.g., chat, message boards, voice message, IP telephony, email, address book, web-based email and greeting cards but specifically excluding real time instant online messaging functionality), (ii) navigation services (e.g., search and directory products, white pages, and yellow pages); (iii)



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                           personalization services (e.g., homesteading,
                           hosting, and data exchange ); and (iv)
                           commerce/content aggregation services, ICP agrees that (a) AOL shall have a commercially reasonable opportunity to provide AOL's tools and functionalities on commercially reasonable terms and conditions prior to the integration and/or use of any non-AOL tools and functionality, and (b) with respect only to the ICP Internet Site, it will not promote or co-brand with any third party tools and/or functionalities of any Interactive Service and/or Named Entity as long as AOL offers a reasonably competitive product

                           G. In addition, to the extent required by underlying ownership of the relevant intellectual property, AOL hereby grants ICP a non-exclusive license to use and promote all tools and functionalities developed by AOL for ICP under this Agreement during the Term and for a period of 4 years following any termination of this Agreement, solely to the limited extent and for the express purposes contemplated hereunder, with terms and conditions of the license to be mutually agreed upon during the term.

                  2.5.2. ICP Interactive Sites. In the event ICP wishes to integrate, use or promote tools and functionalities in the categories identified in this Section on the ICP Interactive Sites other than the Consumer Versions, ICP agrees that AOL shall have a commercially reasonable opportunity to provide AOL's tools and functionalities on commercially reasonable terms and conditions prior to the integration and/or use of any non-AOL tools and functionality.


3.       REPORTING; PAYMENT;

         3.1 AOL USAGE REPORTING. AOL shall make available to ICP a detailed monthly report specifying for the prior month aggregate usage and Impressions with respect to ICP's presence on the AOL Network, which are similar in substance and form to the reports provided by AOL to other content partners similar to ICP.

         3.2 ICP INTERNET SITE REPORTING. ICP will supply AOL (i) with monthly reports which reflect total impressions by AOL Members to the ICP Internet Site during the prior month, (ii) to the extent applicable under this Agreement, the number of and dollar value associated with the transactions involving AOL Members and, to the extent consistent with applicable laws, regulations, and privacy policies, any registration information obtained from AOL Members (including but not limited to the information obtained pursuant to Section 1.4) at the ICP Internet Site during the period in question. ICP represents that all URLs related to the ICP Internet Site are listed on Exhibit A-2 and ICP shall provide AOL with an update of such list promptly upon any change thereto.

         3.3 CROSS-PROMOTIONAL COMMITMENTS. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to this Agreement in the form attached as Exhibit E hereto, and ICP shall provide AOL with "click-through" data with respect to the promotions specified in Section 2 for the prior quarter.

         3.4 CARRIAGE AND PROMOTIONAL FEE. ICP shall pay AOL $33,000,000 (the "Guaranteed Payment") as follows: $3,000,000 is due on the Effective Date, and (A) in the event that an ICP Liquidity Event does not occur within three (3) months of the Effective Date, then $3,000,000 is due on the third (3rd) month anniversary of the Effective Date, $9,000,000 is due the earlier of (a) within 15 days of an ICP Liquidity Event, or
                  (b) the nine (9) month anniversary of the Effective Date, $9,000,000 is due on the twelfth (12th) month anniversary of the Effective Date, and $9,000,000 is due on the 24 month anniversary of the Effective Date; or (B) in the event that an ICP Liquidity Event does occur within three (3) months of the Effective Date, then $10,000,000 is due within 15 days of an



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                  ICP Liquidity Event, $10,000,000 is due on the twelfth (12th)
                  month anniversary of the Effective Date, and $10,000,000 is due on the 24 month anniversary of the Effective Date. In the event that an ICP Liquidity Event does not occur within three
                  (3) months of the Effective Date, then ICP may elect to terminate the Agreement upon written notice within five (5) days of the three (3) month anniversary of the Agreement to AOL (the "ICP Termination Notice") and on such termination ICP
                  (i) shall not be obligated to make any further payments pursuant to this Section 3.4 (including the $3,000,000 payment otherwise due on the third (3rd) month anniversary of the Effective Date), and (ii) AOL's rights under any unvested portion of the Performance Warrant described in Section 3.6.2 will be extinguished; provided, however, that AOL, at its sole discretion, upon receipt of the ICP Termination Notice can provide notice to ICP within fifteen (15) days of receipt of the ICP Termination Notice electing to forego payment of the second $3,000,000 payment due and the Agreement shall not be terminated and shall continue until otherwise terminated under the terms hereunder and such $3,000,000 payment shall be due and payable upon an ICP Liquidity Event to AOL. In the event that an ICP Liquidity Event does not occur within six (6) months of the Effective Date, then either Party may terminate the Agreement upon written notice within fifteen (15) days of the six (6) month anniversary of the Agreement to the other Party, and on such termination ICP (i) shall not be obligated to make any further payments pursuant to this Section 3.4, and
                  (ii) AOL's rights under any unvested portion of the Performance Warrant described in Section 3.6.2 will be extinguished. In the event the Agreement is terminated at the six (6) month anniversary the additional $3,000,000 payment shall only remain due and payable to AOL if there is an ICP Liquidity Event within twelve (12) months from the Effective Date.

         3.5 PAYMENT TERMS. All payments by ICP hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, at the account and bank information previously supplied to ICP prior to the Effective Date, or such other account of which AOL shall give ICP reasonable prior written notice.

         3.6 WARRANTS. ICP shall grant to AOL two (2) separate warrants to purchase shares of common stock of ICP, forms of which are attached hereto as Exhibits H and I. In accordance with the terms and conditions contained therein, the two warrants which shall be executed and delivered contemporaneously herewith shall provide as follows:


                  3.6.1 in partial consideration for AOL's execution and delivery of this Agreement, ICP shall grant to AOL a fully-vested warrant (the "TIME WARRANT") to purchase up to 1,352,158 shares of common stock of ICP ("COMMON STOCK") at an exercise price of $10.00 per share;


                  3.6.2 in partial consideration for the accomplishment of certain Performance thresholds, ICP shall grant to AOL a warrant (the "PERFORMANCE WARRANT") to purchase up to 1,352,158 shares of Common Stock at an exercise price and vesting schedule in accordance with the Performance Warrant terms; and


                  3.6.3 in the event of any early termination of the Agreement due to a termination by a material breach by AOL under Section 7.2 or a termination of the Agreement under Section 7.3, AOL's rights under any unvested portion of the Performance Warrant will be extinguished.


         3.7 ALTERNATIVE REVENUE STREAMS. In the event ICP or any of its affiliates creates or desires to create, as a direct result of any Promotions, any new revenue stream, not including any revenue streams of ICP from market or clinical research activities, as a result of such Promotions other than Transaction Revenues or revenues from advertising and sponsorships (an "ALTERNATIVE REVENUE STREAM"), ICP will promptly inform AOL in writing of ICP's desire to market products and/or services through the AOL Service, AOL.com, Netscape Netcenter, the CompuServe

                  Service, Digital City and/or CompuServe.com, which would produce an Alternative Revenue Stream, and the Parties will negotiate in good faith regarding whether ICP will be allowed to market such new products and/or services through the Promotions, and if so, the equitable portion of revenues from such Alternative Revenue Stream (if applicable) that will be shared with AOL pursuant to this Agreement.

4.       ADVERTISING AND MERCHANDISING

         4.1 ADVERTISING SALES. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL forms or pages preceding or framing the ICP Internet Site or ICP Programming and any AOL pages on which ICP Programming resides). The specific advertising inventory within any such AOL forms or pages shall be as reasonably determined by AOL.


         4.2 INTERACTIVE COMMERCE. To the extent ICP directly sells any merchandise directly through the ICP Internet Site and/or ICP Programming, such merchandise shall be subject to (i) the then-current requirements of AOL's merchant certification program, and (ii) AOL's standard terms and conditions applicable to its interactive marketing partners. In the event AOL objects to any products, goods or services directly offered through the ICP Internet Site and/or the ICP Programming, AOL shall notify ICP of those products, goods or services to which AOL objects, and ICP hereby agrees to discontinue offering such products, goods or services directly through the ICP Internet Site and/or the ICP Programming upon receipt of such notice. ICP will take all reasonable steps necessary to conform its promotion and sale of products directly through the ICP Internet Site and ICP Programming (if any) (the "Products") to the then-existing technologies identified by AOL which are optimized for the applicable AOL Property including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of Products by AOL Members directly through the ICP Internet Site. ICP shall not conduct any merchandising directly through the ICP Internet Site or ICP Programming through auctions, clubs or any method other than a direct sales format without AOL's prior written consent. ICP will provide AOL with a monthly report in a mutually agreed upon format to be delivered to AOL in an automated manner, detailing the sales activity during such period. To the extent applicable, such sales reports shall contain information substantially similar to the following (and any other information reasonably required for measuring revenue activity by ICP through the ICP Internet Site(s) or reasonably requested by AOL): (i) summary sales information by day (date, number of Products, number of orders, total Transaction Revenues); and (ii) detailed sales information (order date/timestamp (if technically feasible), purchaser name and screen-name, SKU or Product description). Further, to the extent ICP directly sells any merchandise through the ICP Internet Site and/or ICP Programming that is similar to merchandise sold directly on the Consumer Versions, ICP will generally promote through the ICP Internet Site any special or promotional offers for such merchandise made available by or on behalf of ICP through the Consumer Versions or any other distribution channel targeted at consumers. In addition, if ICP directly sells any merchandise through the ICP Internet Site or the ICP Programming, ICP shall promote through the ICP Internet Site on a regular and consistent basis special offers exclusively available to AOL Members ("AOL EXCLUSIVE OFFERS"). ICP shall, at all applicable times, feature at least one AOL Exclusive Offer for AOL Members (except as otherwise mutually agreed upon by the Parties). The AOL Exclusive Offer made available by ICP shall provide a substantial member benefit to AOL Members, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. ICP will provide AOL with reasonable prior notice of AOL Exclusive Offers and other special offers so that AOL can, in its editorial discretion, market the availability of such offers.

5.       CUSTOMIZED ICP PROGRAMMING AND ICP INTERNET SITE

         5.1 PERFORMANCE. ICP shall optimize all ICP Programming and the ICP Internet Site for distribution hereunder according to AOL specifications and guidelines (including, without limitation, any HTML publishing guidelines) and the Operating Standards set forth on Exhibit F attached hereto.

         5.2 CUSTOMIZATION. ICP shall customize all ICP Programming and the ICP Internet Site for AOL Members as follows:

                  5.2.1 ICP shall customize and co-brand the ICP Internet Site for distribution over certain AOL Properties as more particularly described on Exhibit A-3. The customization and co-branding described in Exhibit A-3 represents the manner in which AOL currently contemplates that such customization and co-branding will appear. ICP shall make any reasonable changes to the customization and/or co-branding requirements of any AOL Property that may occur during the Term.

                  5.2.2 ICP shall ensure that AOL Members accessing the ICP Programming or linking to the ICP Internet Site do not receive any advertisements, promotions, links, or pointers (i) for any entity reasonably construed to be in competition with AOL or any AOL Property, (ii) for any entity in an Exclusive Category without AOL's prior written consent, or (iii) otherwise in violation of the applicable AOL Property's then-standard advertising policies.

                  5.2.3 ICP shall provide continuous navigational ability for AOL Members to return to an agreed-upon point on the applicable AOL Property (for which AOL shall supply the proper address) from ICP Internet Site or ICP Programming (e.g., the point on the applicable AOL Property from which such site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format. ICP shall ensure that navigation back to the AOL Network from the ICP Internet Site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by ICP through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device. Rather, such AOL traffic shall be pointed directly back to the AOL Network as designated by AOL.

         5.3 LINKS ON ICP INTERNET SITE. The Parties will work together on mutually acceptable links (including links back to AOL) within the ICP Internet Site in order to create a robust and engaging AOL member experience. ICP shall take reasonable efforts to ensure that AOL traffic is generally either kept within the ICP Internet Site or ICP Programming or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from the ICP Internet Site or ICP Programming cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of such site(s). In the event that ICP cannot or does not so limit diverted traffic from such site, AOL reserves the right to terminate such links from the AOL Network to such site.

         5.4 REVIEW. ICP shall allow appropriate AOL personnel to have access, upon reasonable notice and at reasonable times, to all ICP Programming and the ICP Internet Site for the purpose of reviewing such sites to determine compliance with the provisions of this Section 5.

6.       PARTNER MARKETING


         During the 90 day period following the Effective Date, ICP shall use commercially reasonable efforts to provide AOL with information and data reasonably requested by AOL for determining the feasibility and likely success of a marketing test for AOL and CompuServe CD-ROM distribution. In the event that, at any time during the Term, ICP proposes to market, bundle, or proposes to enter into an agreement with, or solicit, a third party with respect to the marketing of, a US-based, internet service provider (including both narrow and broad-band providers) targeted at users of the Consumer Versions (e.g., through a CD-ROM distribution, software download, or otherwise) ("Other ISPs") other than the AOL Service or the CompuServe Service, then ICP shall notify AOL and offer AOL the right of first negotiation for ICP to market the AOL Service and CompuServe, upon terms to be mutually agreed to by the Parties after good faith negotiations, provided that the AOL Service and/or the CompuServe Service offers comparable services to Other ISPs. In the event that AOL fails to accept the offer to exercise such right of first negotiation within thirty (30) days after ICP makes such offer to AOL, then ICP and AOL shall reduce to writing the latest terms on which ICP was willing to offer AOL the right to market exclusively the AOL Service and/or CompuServe Service, after good faith negotiations between AOL and ICP. Thereafter, ICP may offer such rights to a third party on the written terms described in the preceding sentence; provided, however, that if ICP proposes to enter into an agreement with such third party on any term or provision which is more favorable to the third party than as set forth in such written terms, then prior to such agreement ICP shall, by written notice to AOL, offer such right to AOL on the same terms and conditions offered to such third party. AOL shall have thirty (30) days from the date it receives such revised offer to accept or reject such revised offer. Failure by AOL to notify ICP of its acceptance or rejection of such revised offer within the thirty (30) day period shall be deemed a rejection of such revised offer. The rights granted to AOL in this Section 6 shall be irrevocable during the Term.


7.       TERM, TERMINATION, SITE AND CONTENT PREPARATION, PRESS RELEASES.

         7.1. TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement shall commence on the Effective Date and expire three (3) years from the Effective Date. This Agreement may be extended by mutual written agreement of the Parties. AOL shall also have the right to extend this Agreement for one (1) additional nine (9) month period following expiration of the initial term ( the "Extension Term"). AOL shall exercise its option to extend this Agreement by providing ICP with written notice of such election no later than thirty (30) days prior to the expiration of the initial term. During the Extension Term: (i) ICP will not be required to pay any additional carriage or promotional fees in excess of the Guaranteed Payments pursuant to Section 3.5; (ii) AOL will not be required to undertake any promotional/placement obligations hereunder; and (iii) all other terms and conditions of this Agreement shall remain in full force and effect during the Extension Term. Upon the expiration or earlier termination of this Agreement, AOL may, at its discretion, continue to promote one or more "pointers" or links from the AOL Network to an ICP Interactive Site and continue to use ICP's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link").

         7.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.


         7.3 BUY-OUT RIGHT. At any time during the ninety (90) day period beginning twenty four (24) months after the Effective Date (the "Buy-Out Period"), AOL shall have the right to terminate this Agreement by providing ICP written notice (the "Buy-Out Right"). In the event AOL elects to exercise its Buy-Out Right, AOL shall pay ICP * (the "Buy-Out Fee"), within thirty
                  (30) days of the date of such exercise, provided, that if there is a shortfall in the amount of Impressions that were projected to be delivered as of the date AOL exercises its Buy-Out Right (based upon an even, straight-line distribution of the Impressions Target), AOL shall increase the Buy-Out Fee by an amount equal to the value of such Impressions. The Parties acknowledge and agree that the payment contemplated by this Section 7.3 is solely a termination fee agreed to by the Parties, and shall not be used to determine any damages payable by either Party to the other Party hereunder, which shall be determined in accordance with the remainder of this Agreement (including, without limitation, Section VI of Exhibit C hereof) and applicable law.

         7.4 SPECIAL TERMINATION BY AOL. AOL shall have the right to terminate this Agreement immediately by providing ICP written notice in the event any material claim or proceeding is brought against ICP for professional negligence or wrongdoing, including without limitation, regarding malpractice or practicing medicine without the appropriate license(s), which claim appears on its face to be potentially meritorious and appears to have the potential for significantly damaging or tarnishing the reputation of the ICP or AOL, provided that any such termination right is exercised within one hundred twenty
                  (120) days after AOL has knowledge of any such material claim or proceeding hereunder.


         7.5 TERMINATION FOR BANKRUPTCY/INSOLVENCY OR CHANGES IN BUSINESS. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party
                  (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

         7.6      TERMINATION ON CHANGE OF CONTROL.


                  7.6.1 In the event of a Change of Control of ICP to a Named Entity during the Initial Term, AOL shall have the right to terminate the Agreement by providing fifteen
                           (15) days prior written notice and AOL will receive its next Guaranteed Payment installment, if any, and any Performance Warrants, if not already vested, shall automatically vest.


                  7.6.2 In the event of a Change of Control of ICP to any third party other than a Named Entity during the Initial Term and other than to CBS Corporation and National Data Corporation, AOL, at its option,
                           (i) can elect to terminate the Agreement and receive no further payments; or (ii) can elect to continue the Agreement, provided that AOL will receive the entire remainder of the Guaranteed Payment due under this Agreement.


                  7.6.3 Any termination right arising under this Section 7.6 must be exercised within ninety (90) days of the effective date of such Change of Control.


      7.7 ADDITIONAL CONDITIONS. AOL shall have the right to terminate, in whole or in part, AOL's promotional obligations hereunder and the programming rights granted to ICP hereunder if :


                  7.7.1 ICP no longer employs a nationally recognized high-quality editorial staff and independent editorial board to monitor its content;


                  7.7.2 At any time 180 days after the Effective Date, the Consumer Versions, taken as a whole, are not one of the top five (5) ranked health Content and tools Interactive Sites, not including Dr.Koop and AOL Health, for at least two (2) consecutive months in terms of both traffic (as measured by page views or active registered users) and audience reach (as measured by share or percentage of Internet online users) based on statistics as reported by Media Metrix or similar organization reasonably determined by the Parties as long as AOL is providing ICP the Impressions Target under the terms of this Agreement; and


                  7.7.3 At any time the Consumer Versions, taken as a whole, are not one of the top five (5) health Content and tools Interactive Sites for at least two (2) consecutive months, in terms of quality (x) based on a cross-section of independent third-party reviewers who are recognized authorities in the healthcare industry, and (y) with respect to all material quality averages or standards in such industry, including without limitation, quality, breadth, depth, timeliness, accuracy, reliability of the Content; privacy and security; functionality, features, ease of use and user interface of the site; and prices and terms and conditions of Products offered on the site as long as AOL is providing ICP the Impressions Target under the terms of this Agreement.

         7.8 SITE AND CONTENT PREPARATION. ICP shall achieve Site and Content Preparation for each property listed in Exhibit A within the time frames specified in Exhibit A-3. "Site and Content Preparation" shall mean that ICP shall have completed all necessary production work for the relevant ICP Internet Site or ICP Programming and any other related areas or screens (including programming all Content thereon); customized and configured the relevant ICP Internet Site or ICP Programming in accordance with this Agreement; and completed all other necessary work (including, without limitation, undergone all AOL site testing set forth on Exhibit F) to prepare the relevant ICP Internet Site or ICP Programming and any other related areas or screens to launch on the AOL Network as contemplated hereunder. In the event ICP has not achieved Site and Content Preparation within the applicable time frame, then in addition to any other remedies available, the Impressions Target set forth in Section 1.5 shall be reduced on a pro rata basis based on the number of days after such time period that ICP achieves Site and Content Preparation divided by 365. In the event ICP has not achieved Site and Content Preparation within sixty (60) days after the expiration of applicable time period, then in addition to any other remedies available, AOL shall have the right to terminate this Agreement by giving ICP written notice thereof. If ICP is delayed in achieving Site and Content Preparation due to a failure by AOL to perform its obligations under this Agreement and ICP notifies AOL in writing of such failure and the resulting delay, then the time periods referenced in this Section shall each be extended by the amount of time of ICP's delay solely attributable to such failure by AOL.

         7.9 PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") prepared by such Party regarding the transactions contemplated hereunder. Once approved, a press release or statement may continue to be distributed without additional approval so long as its contents remain relevant (e.g. timely), truthful and not misleading. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure unless a shorter time frame is required by law or in the reasonable opinion of counsel. The failure to obtain the prior written approval of the other Party where required shall be deemed a material breach of this Agreement.


8.       ADDITIONAL OPPORTUNITIES


         If AOL elects to distribute a version of the AOL Service through a broadband distribution channel, AOL shall use reasonable efforts to discuss an opportunity for ICP to distribute ICP's content in such broadband version. In addition, during the Term, ICP shall use best efforts to (i) use the e-commerce application software and infrastructure software developed by Netscape Communications Corporation and/or the Sun-Netscape Alliance, and (ii) enter into any relevant agreements with Netscape Communications Corporation and/or the Sun-Netscape Alliance as soon as commercially practicable after signing, provided that (i) such software and agreements are competitive and appropriate for ICP integration; (ii) that AOL uses commercially reasonable efforts to obtain pricing for ICP that is no less favorable than the pricing generally available to AOL, and (iii) conversion costs from existing platforms used by ICP are not commercially unreasonable. In addition, ICP shall fully discuss in good faith with AOL any concerns or issues that would prevent ICP from using the e-commerce application software and infrastructure software developed by Netscape Communications Corporation and/or the Sun-Netscape Alliance.


9. TERMS AND CONDITIONS. The terms and conditions set forth on the Exhibits attached hereto are hereby made a part of this Agreement.

                     [the following page is signature page]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

 AMERICA ONLINE, INC.                                MEDSCAPE, INC.

By: _______________________________                  By: __________________________

Print Name:  ________________________                Print Name: ___________________

Title: ______________________________                Title:  _______________________

Date: ______________________________                 Date:  ________________________

                                                     Tax ID/EIN#:  __________________

EXHIBIT A-1: CARRIAGE PLAN

Three Year Term

                                  CHANNEL                  AREA                        TYPE                 IMPRESSIONS
-----------------------------------------------------------------------------------------------------------------------------------
LEVEL ONE: CONTENT                                                                                             *
INTEGRATION

AOL, AOL.com, CompuServe,     Health              As detailed in attached    Permanent placements and
Netcenter, Digital City                           programming plans          integrated content
                                                  (Exhibit A-2)

LEVEL TWO: CONTEXTUAL                                                        All placements listed             *
INTEGRATION                                                                  below are rotations, not
                                                                             permanent links

AOL                           Lifestyles          ROS
                              Families
                              Womens
                              Sports
                              Health
                              Other comparable                               As mutually agreed by the
                              promotions                                     parties.

Netscape                      Lifestyles          Womens, Mens and other     Contextual link
                              Families            Teens, Senior              Contextual link
                              Womens
                              Sports              Sports Medicine            Contextual link
                              Health
                              Other comparable                               As mutually agreed by the
                              promotions                                     parties.

LEVEL THREE: BROAD REACH                                                                                       *
AOL                                               Run of Service             Banner rotation
                                                  E-mail                     Banner rotation
                                                  People Connection          Banner rotation
                                                  Member Directory           Banner rotation
                                                  Other comparable           As mutually agreed by the
                                                  promotions                 parties.

AOL.com                                           Home Page                  Banner rotation
                                                  Run of Hometown            Banner rotation
                                                  Run of Service             Banner rotation

                              CHANNEL             AREA                       TYPE                         IMPRESSIONS
                                                  Instant Messenger          Banner rotation
                                                  Other comparable           As mutually agreed by the
                                                  promotions                 parties.

CompuServe                                        Run of Service             Banner rotation
                                                  CompuServe.com Run of      Banner rotation
                                                  Service

                                                  Other comparable           As mutually agreed by the
                                                  promotions                 parties.

Netcenter                                         Netcenter Run of Service   Banner rotation
                                                  Other comparable           As mutually agreed by the
                                                  promotions                 parties.

Digital City                                      City Main Page             Banner rotation
                                                  Run of Service             Banner rotation
                                                  Other comparable           As mutually agreed by the
                                                  promotions                 parties.





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A-3: CUSTOMIZATION AND CO-BRANDING REQUIREMENTS


ICP INTERNET SITES. ICP shall create, at its sole expense, a fully customized site for each of the AOL Properties in the time frames specified below and warrants that it also shall implement, at its sole expense, any appropriate infrastructure additions to the ICP Internet Site to support the projected traffic growth on such ICP Internet Sites. Such customization shall include, without limitation:

(a)      Standard Customization

         (i) the inclusion of a toolbar (the parameters, specifications and format of which are listed below) at the top and bottom of each page of the ICP Internet Site, which, among other things, will provide navigation back to the AOL Network;

         (ii)     various additional co-branding elements as specified below;

         (iii) the creation of links in connection with communication services on the ICP Internet Sites to the corresponding or equivalent communication services or areas of the ICP Internet Site of the appropriate AOL Property (e.g., chat from the ICP Internet Site of the AOL Service will link to the chat area on the AOL Service); and

         (iv) the linking of each ICP Internet Site to an URL which contains the location code for the appropriate AOL brand (e.g., www.medscape.aol.com) or any such other URL as determined by AOL in its sole discretion).


(b) AOL Service. Please see attached co-branding mockup. Phase I Launch (all Phase I content available) by 60 days after ISA Launch Date; Phase II by 120 days after the Effective Date.

                               [GRAPHIC OMITTED]

Graphic shows guidelines for the customization and co-branding of sites created by Medscape for each of the AOL properties. The graphic includes guidelines for the AOL cobrand eyebrow relating to typographic art, positioning, spacing and type specifications.

(c)   AOL.com

ICP shall create a version of the ICP Internet Site customized for distribution through AOL.com (the "ICP-AOL.com Site") by (w) developing the ICP-AOL.com Site as a "cul de sac" site containing no links outside of the ICP-AOL.com Site other than to AOL.com, other AOL or third party Content determined by AOL, or advertisements permitted under this Agreement, (x) displaying on each page of the ICP-AOL.com Site headers and footers of size and type determined by AOL and which contain both AOL.com and ICP branding, links to AOL.com, a Netfind search box and one promotional space to be programmed by AOL pursuant to this Agreement, (y) programming each page of the ICP-AOL.com Site with a co-branded domain name (e.g., medscape.aol.com) and (z) matching the look and feel of AOL.com on the ICP-AOL.com Site. ICP will, in accordance with the Programming Plan, and subject to the terms of this Agreement, (1) provide AOL with Content for the areas and screens of AOL.com described in the Programming Plan, and (2) program and manage the Content on the ICP-AOL.com Site for distribution through AOL.com. All terms and conditions of this Agreement applicable to the ICP Internet Site shall apply to the ICP-AOL.com Site except as expressly otherwise stated. Phase I Launch by 60 days after the ISA Launch Date; Phase II by 120 days after the Effective Date.

(d)    CompuServe Service

ICP/CompuServe co-branded as follows: (a) the ICP-CompuServe Site will be framed on each page across the top and along the left side using the then-current navigation of the CompuServe Health Channel and the left side navigation will comprise the Health Channel navigation bar; (b) ICP shall eliminate the use of "pop-up" windows, screens and similar types of functionality in connection with the display of advertising, promotions or sponsorships on the ICP-CompuServe Site; (c) ICP shall program each page of the ICP-CompuServe Site with a co-branded domain name (e.g., medscape.compuserve.com) and (e) ICP shall match the look and feel of CompuServe Service Health Channel on the ICP-CompuServe Site. Phase I Launch by 90 days after the ISA Launch Date; Phase II by 150 days after the Effective Date.

(e) Netscape Netcenter. ICP/Netscape Netcenter co-branded as follows: (x) displaying on each page of the ICP-Netcenter Site headers, footers and navigation sidebar of size and type determined by AOL and which contain both Netscape and ICP branding, links to Netscape Netcenter, a search box, one promotional space to be programmed by AOL pursuant to this Agreement, and advertising space as desired by ICP ; (y) programming each page of the ICP-Netcenter Site with a co-branded domain name (e.g., medscape.netscape.com) and (z) matching the look and feel of Netscape Netcenter on the ICP-Netcenter Site. Within navigation sidebar, where subdepartments exist under Netcenter Department headings, these will be broken out for navigational purposes. Launch by 60 days after the ISA Launch Date; Phase II by 120 days after the Effective Date.

(f) Digital City. ICP/Digital City co-branded as follows: (x) displaying on each page of the ICP-Digital City Site headers and footers of size and type determined by AOL and which contain both Digital City and ICP branding, and links to Digital City; (y) programming each page of the ICP-Netcenter Site with a co-branded domain name (e.g., medscape.digitalcity.com) and (z) matching the look and feel of Digital City on the ICP-Digital City Site. Launch by 120 days after ISA Launch Date; Phase II by 150 days after the Effective Date, provided that with respect to the local content programming, ICP shall have an additional thirty (30) days to complete Phase II.

                            EXHIBIT B -- DEFINITIONS

DEFINITIONS.  The following definitions shall apply to this Agreement:

AFFILIATE. Any agent, distributor or franchisee of AOL, or an entity in which AOL holds at least a nineteen percent (19%) equity interest.

AOL.COM. AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) any international versions of such site, (c) CompuServe.com, Netscape Netcenter, any other CompuServe or Netscape products or services or interactive sites, (d) "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division, (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL LOOK AND FEEL. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL MEMBER(S). Authorized users (including any sub-accounts under an authorized master account) of the AOL Network.

AOL NETWORK. (i) The AOL Service, (ii) AOL.com, (iii) CompuServe Service, (iv) CompuServe.com, (v) Netscape Netcenter (vi) Digital City and (vii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the ICP Internet Site, ICP Programming and/or Licensed Content (which may include, without limitation, AOL-related Internet sites, "offline" information browsing products, MovieFone, or ICQ).

AOL PROPERTY. Any product, service or property owned, operated, marketed, distributed, or authorized to be distributed by or through AOL or its Affiliates, including, without limitation, the AOL Service, AOL.com, and CompuServe Service, CompuServe.com, Digital City and Netscape Netcenter.

AOL PURCHASER. (i) Any person or entity who enters the ICP Internet Site or the ICP Programming from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the ICP Internet Site which includes a domain other than an "AOL.com" domain); and (ii) any other person or entity who, when purchasing a product, good or service through ICP Programming or an ICP Internet Site, provides an AOL.com domain name as part of such person or entity's e-mail address and provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, and any subsequent purchases by such person or entity (e.g., as a result of e-mail solicitations or any off-line means for receiving orders requiring purchasers to reference a specific promotional identifier or tracking code) will also give rise to Transaction Revenues hereunder (and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above).

AOL SERVICE. The narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com and any other AOL Interactive Site,
(b) the international versions of an America Online service (e.g., AOL Japan),
(c) the CompuServe(R) brand service and any other CompuServe products or services, (d) Netscape Netcenter(TM) and any other Netscape(R) products or services, (e) "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City(TM)," "NetMail(TM)," "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (f) any programming or content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

APPROVED ICP TOOLS. Those tools listed on Exhibit J, which ICP may amend upon mutual agreement of the Parties and those tools developed by ICP or a third party in conformance with the requirements of Section 2.5(D) and Section 2.5 (F) of this Agreement.

BACKEND. The engine and management system that interface with PMR Service and those portions that interface and connect from such engine and management systems to back-end, non-consumer users/suppliers/vendors for the PMR Service.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party (provided that a reorganization, merger or consolidation in which the stockholders of ICP immediately prior to such reorganization, merger or consolidation hold at least a majority of the total voting power of all classes of voting stock of ICP upon consummation of such reorganization, merger or consolidation shall not constitute a "Change of Control") or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors. An initial public offering (IPO) of equity securities in ICP or a private placement for the exclusive purpose of providing operating funds to ICP shall not constitute a Change of Control.

COMPUSERVE SERVICE. The standard HTML version of the narrow-band U.S. version of the CompuServe brand service, specifically excluding (a) any international versions of such service (e.g., NiftyServe), (b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services or functionality materially different from the Content, distribution, services or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer, (h) any property, feature, product or service which CompuServe or its affiliates may


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
acquire subsequent to the Effective Date, (i) the America Online brand service and any independent product or service which may be offered by, through or with the U.S. version of the America Online brand service and (j) the HMI versions of the CompuServe brand service.

COMPUSERVE.COM. CompuServe's primary Internet-based Interactive Site marketed under the "CompuServe.com(TM)" brand, specifically excluding (a) the CompuServe Service and AOL Service, (b) any international versions of such site, (c) AOL.com, Netscape Netcenter, any other AOL or Netscape products or services or interactive sites, (d) "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)" or any similar independent product or service offered by or through such site or any other AOL or CompuServe Interactive Site,
(e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. versions of the America Online(R) brand service or CompuServe brand service which was operated, maintained or controlled by the former AOL Studios division,
(g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL or CompuServe Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or CompuServe Interactive Site which is materially different from CompuServe's primary Internet-based Interactive Site marketed under the "CompuServe.com(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

CONSUMER VERSIONS. Those versions of the ICP Interactive Site and the Medscape Site, together with any associated ICP Tools, that are developed, customized, maintained and/or promoted towards the consumer market including all versions related to ICP's relationship with CBS (e.g, CBS Medscape), excluding, however, those versions of the ICP Interactive Site and the Medscape Site that are developed, customized, maintained and/or promoted exclusively for the professional and industrial market (e.g. MedscapeRN, Medscape Allied Health Professional, etc.)

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

CONTENT. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

DIGITAL CITY. The standard, narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, specifically excluding (a) the AOL Service, AOL.com or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the offerings and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, and (i) Digital City-branded offerings in any local area where such offerings are not owned or operationally controlled by AOL, Inc. or DCI (e.g., Chicago, Orlando, South Florida, and Hampton Roads).

EXCLUSIVE CATEGORY. Telecommunications services (including long distance, wireless, prepaid calling card, post-paid calling card, on-line sign-up, online billing information, IP Telephony, click-to-call, and universal massaging), brokerage services, and credit/charge Cards.

ICP INTERACTIVE SITE. Any interactive site or area (other than ICP Programming), including without limitation the Medscape Site and any publicly-available, customized, mirrored or private-labeled site or area (e.g., versions for local hospitals and broadcast affiliates), which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed Active Desktop. ICP Interactive Site specifically excludes (a) any international versions of such site, (b) any third party sites that by contract do not permit ICP to place advertising or promotional materials on such sites (e.g., a hospital intranet), and (c) any interactive site distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

ICP INTERNET SITE. Each of the Consumer Versions customized for distribution through the AOL Network in accordance with this Agreement.


ICP LIQUIDITY EVENT. (a) An initial public offering (IPO) of equity securities in ICP; (b) any investment or series of investments, including debt and equity investments, of $10,000,000 or above in the aggregate; (c) a merger, consolidation, business combination or other transaction (a "MERGER TRANSACTION") in which ICP is not the surviving entity; (d) sale, spin-off or other transfer of all or substantially all of ICP's assets to any third party;
(e) a liquidation or dissolution of ICP; or (f) within any period of twelve (12) consecutive months, any "person" or "group" (each as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) not including CBS Corporation, who becomes the "beneficial owner" (as defined in Rule 13 d-3 under the Exchange Act) of more than thirty-five percent (35%) of the total voting power of all classes of voting stock of the Company.


ICP PRESENCE. Any (a) ICP trademark or logo, (b) headline or picture from ICP Content, (c) teaser, icon, or link to the ICP Internet Site or ICP Programming and/or (d) other Content which originates from, describes or promotes ICP or ICP's Content.

ICP PROGRAMMING. Any (a) area within the AOL Network or outside the AOL Network but exclusively available to AOL Members, which area is developed, programmed, and/or managed by ICP, in whole or in part, pursuant to this Agreement and all Content thereon (including, without limitation, message boards, chat and other AOL Member-supplied content areas contained therein) including, without limitation, any co-branded site or page, and community centers, and (b) Content provided to AOL by ICP pursuant to this Agreement for distribution on or through the AOL Network other than on the ICP Internet Site.

ICP TOOL. An interactive utility other than a standard web page owned, operated, marketed, distributed, or authorized to be distributed by or through ICP or its agents as a functional part of the ICP Interactive Site that displays results based on data entered by an end-user, including but not limited to the PMR Service.

IMPRESSION. User exposure to an ICP Presence, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online/Internet connectivity services (e.g., an Internet service provider such as AT&T Worldnet, Mindspring, etc.); (ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service such as Yahoo, Excite, Alta Vista, etc.) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site such as Amazon.com); (iii) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time or "instant" online messages (whether by telephone,


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
computer, two empty soup cans strung together on a wire, or other means) (e.g., Microsoft instant messaging, WebChat, etc.), including without limitation, electronic greeting cards; or (iv) ) a persistent desktop client designed to allow access to (i), (ii) or (iii).

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop.

ISA LAUNCH DATE. The date that is the earlier of (a) fifteen (15) days from the Effective Date, or (b) the date of launch of any Consumer Versions.

KEYWORD(TM) SEARCH TERMS. The Keyword(TM) online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword(TM) online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement).

LINKED CONSUMER VERSIONS. Any Consumer Version which is also a site or area outside of the AOL Network which is linked to ICP Programming (through a "pointer" or similar link) subject to approval by AOL in accordance with the terms and conditions of this Agreement

LINKED INTERACTIVE SITE. Any site or area outside of the AOL Network which is linked to ICP Programming (through a "pointer" or similar link) subject to approval by AOL in accordance with the terms and conditions of this Agreement.

LINKED ICP INTERACTIVE SITE. Any ICP Interactive Site which is also a Linked Interactive Site.

LICENSED CONTENT. All Content provided by ICP or its agents through the ICP Internet Site and/or the AOL Network in connection with the subject matter of this Agreement, including without limitation all ICP Programming.

MEDSCAPE SITE. The Internet site and Content, currently located at URL:http://www.medscape.com and all related URLs (including without limitation any publicly-available third party affiliated versions of such site (e.g., customized, mirrored, private labeled sites (e.g., versions for private hospitals, broadcast affiliates)), which are managed, maintained or owned by ICP or its agents or to which ICP licenses information, content or other materials. Medscape Site specifically excludes (a) any international versions of such site,
(b) any third party sites that by contract do not permit ICP to place advertising or promotional materials on such sites (e.g., a hospital intranet), and (c) any interactive site distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer


NAMED ENTITY. The following entities: (A) AT&T, Sprint, Microsoft, *, *, Excite@home, Disney/Go.Network/Infoseek, *, *, *, MCI, Bell Atlantic, GTE, SBC, US West, Bell South, NBC, Time Warner, Viacom, News Corp. and (B) * and (C) affiliates of any such entities in section A or B of this paragraph in which the entity listed in A or B holds at least a thirty-five percent (35%) equity interest, except that any equity holdings of entities in paragraphs (A) and (B) in Drugstore.com based on the percentage of ownership as of the Effective Date shall not cause Drugstore.com to come within the meaning of "affiliate" for the purposes of this paragraph (C). AOL may from time to time may amend this definition by adding reasonably comparable parties to companies in section A of this paragraph and providing ICP with five (5) days prior written notice thereof, except where such amendment would trigger any additional AOL rights with respect to an already-executed agreement of ICP. Notwithstanding the foregoing, Named Entities shall not include CBS Corporation and National Data Corporation.


NETSCAPE NETCENTER. AOL's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand and located at www.netscape.com or such other URL as AOL may designate specifically excluding (a) the AOL Service and AOL.com
(b) any international versions of such site, (c) CompuServe.com, any other CompuServe products or services or interactive sites, "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)" or any similar independent product or service offered by or through the Netcenter site or any other AOL Interactive Site, (d) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (e) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division, (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the Netscape Netcenter brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

PMR SERVICE. An application and related tools and utilities that collect and/or display and/or communicate personalized healthcare information, communicates and/or act as a repository or database of personal healthcare information and/or personal medical records, and/or permit users to input data into such repository or database and/or manage, transmit or organize any of the foregoing. The PMR Service includes, without limitation, any software programs and business logic that effectuate any collection, manipulation, and/or storage of data and/or any transfer of data to and from the consumer user interface of the PMR Service and the data repository of the PMR Service.

PRIVACY POLICIES. AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" and Medscape's standard privacy policies, available on the Medscape Site by following the hyperlink "Privacy Policy."

PRODUCT. Any product, good or service which ICP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Members directly or indirectly through (i) the ICP Internet Site (including through any Interactive Site linked thereto) or ICP Programming (including any Linked Interactive Site), (ii) any other electronic means directed at AOL Members (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the ICP Internet Site or ICP Programming requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

TERM. The period beginning on the Effective Date and ending upon the expiration or earlier termination of this Agreement.

TRANSACTION REVENUES. Aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any Products, including, in each case, handling, shipping, service charges, and excluding, in each case,
(a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost.


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
                EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS


I.  AOL NETWORK

CONTENT. ICP represents, warrants and covenants that all Content contained within the ICP Internet Site and ICP Programming and all Licensed Content (i) does and will conform to AOL's applicable Terms of Service, the terms of this Agreement and any other standard, written policy of AOL and any applicable AOL Property, as provided to ICP by AOL or made generally available to the public,
(ii) does not and will not infringe on or violate any copyright, trademark, U.S. patent, rights of publicity, moral rights or any other third party right, including without limitation, any music performance or other music related rights, and (iii) does not and will not contain any Content which violates any applicable law or regulation ((i), (ii) and (iii) collectively, the "RULES"). In the event that AOL notifies ICP in writing that any such Content, as reasonably determined by AOL, does not comply or adhere to the Rules, then ICP shall use its commercially reasonable best efforts to block access by AOL Members to such Content. In the event that ICP cannot, through its commercially reasonable best efforts, block access by AOL Members to such Content in question, then ICP shall provide AOL prompt written notice of such fact. AOL may (in addition AOL's other rights under this Agreement, at law or in equity) then, at its option, either
(i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

HEALTH AND MEDICAL INFORMATION CONTENT. ICP represents, warrants and covenants that: (a) ICP will not engage in or facilitate any practice or service on or through the ICP Programming or the ICP Internet Site that would constitute the illegal or unlicensed practice of medicine, the practice of pharmacy, or other regulated professional practice in the health care area, as defined by applicable state and federal laws, rules and government regulations and/or the regulations, policies or guidelines of any applicable professional or accrediting organization; (b) ICP possesses all necessary governmental authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions to conduct its business as contemplated by this Agreement; (c) if any of the Licensed Content professes to provide expert, professional or other specialty advice or Content (such as, without limitation, medical or psychological, religious, financial, etc.), ICP shall ensure that all such Licensed Content is prepared or reviewed by licensed, insured and qualified practitioners/professionals in such field with expertise on the particular topic and such Licensed Content complies with applicable standards of the applicable profession and all applicable laws and regulations; (d) any physicians used to answer questions from visitors to the ICP Internet Site will be experienced, qualified and competent to provide answers to the questions posed to them, and possess any necessary special qualifications, training, or certification appropriate in the areas in which they answer questions, and will be properly licensed by the appropriate governing body of each jurisdiction where the nature of heir conduct through the ICP Internet Site would require such licensing; and
(e) it will promptly provide AOL with such information as AOL may from time to time reasonably request for the purpose of verifying ICP's compliance with its obligations under this paragraph. In the event AOL reasonably determines that there has been a violation of any of the foregoing covenants or if AOL reasonably determines that any Content within the ICP Programming or the ICP Internet Site may reasonably be expected to expose AOL or its Affiliates to legal or financial liability or other adverse consequences, then AOL may (in addition AOL's other rights under this Agreement, at law or in equity), at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

AOL NETWORK DISTRIBUTION. The distribution, placements and/or promotions described in this Agreement or otherwise provided to ICP by AOL shall be used by ICP solely for its own benefit, will link to and promote solely the Licensed Content within the ICP Internet Site or ICP Programming expressly described on Exhibit A and will not be resold, traded, exchanged, bartered, brokered or otherwise offered or transferred to any third party or contain any branding other than ICP's branding. Further, the Content of all such distribution, placements and promotions shall be subject to AOL's policies relating to advertising and promotion, including those relating to AOL's exclusivity commitments and other contractual preferences to third parties; provided that the foregoing shall not be deemed to limit AOL's obligations to ICP hereunder.

CHANGES TO AOL PROPERTIES. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Service, AOL.com, CompuServe Service, CompuServe.com, Digital City, Netscape Netcenter or any other AOL Property, including without limitation, by adding or deleting channels, subchannels and/or screens. If AOL eliminates or modifies an area on an AOL Property in a manner that substantially modifies the nature of the distribution required under this Agreement in a material adverse fashion, AOL will work with ICP in good faith to provide ICP with comparable distribution reasonably satisfactory to ICP.

ACCESSIBILITY; KIDS & TEEN POLICIES. AOL reserves the right, in its reasonable discretion at any time, to designate the ICP Internet Site, ICP Programming and all linked Interactive Sites, or any portions thereof, as Content targeted to Kids (children ages 12 and under), Young Teens (children 13-15) and/or Mature Teens (16-17). In the event ICP disagrees with AOL's designation, ICP shall not distribute or provide the Content in question on or through the ICP Internet Site or ICP Programming until the Parties agree upon the proper designation of such Content. ICP shall ensure that all Content (including all advertising) distributed on or through the ICP Internet Site or ICP Programming which is targeted to the above age groups, including but not limited to Content designated as such by AOL, complies with any relevant AOL policy (Kids, Young Teens, Mature Teens) including any viewruling obligations. Without limiting the generality of the foregoing or any other provision of this Agreement, ICP shall
(i) provide clear and prominent notice of collection practices and all possible uses of information before collecting personal identifying information from Kids, Young Teens or Mature Teens online; (ii) never post personal identifying information about Kids, Young Teens or Mature Teens online or sell or otherwise disclose such information to third parties; (iii) all advertorial advertising and sponsorships shall be clearly labeled as "advertorial" or with similar language and (iv) ensure that all chat rooms and message boards are monitored on a daily basis by staff that has undergone AOL Community Leader training; and each chat room shall (a) open and close in accordance with a posted schedule (i.e., no 24/7 access), and (b) have a special "help" area for Kids, Young Teens and/or Mature Teens, as applicable. ICP shall notify AOL in writing whenever it intends to distribute Content for these age groups on or through the ICP Internet Site and/or ICP Programming to ensure proper age restriction categorization.

MEMBER PAGE. AOL will have no obligation with respect to the Content and services available on or through any Member Page including, but not limited to, any duty to review or monitor any such Content and services. AOL expressly disclaims any liability to ICP for the Content and services contained in any Member Page or any expense, claim, demand, costs, loss or damage arising out of any use of the ICP-provided Content available from, without limitation, a Community Center or the ICP Internet Site. ICP agrees to release AOL and its affiliates, including partners, directors, officers, employees and agents from any and all claims, rights and recourses for such loss or damage.

CONTESTS. ICP shall ensure that any contest, sweepstakes or similar promotion conducted or promoted through the ICP Internet Site and/or ICP Programming (a "CONTEST") complies with all applicable laws and regulations, except for Contests sponsored by AOL. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

DISCLAIMERS. Upon AOL's request, AOL agrees to include within the ICP Internet Site and/or ICP Programming a disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that all Content (including any products and services) is provided solely by ICP and not AOL, and any transactions are solely between ICP and AOL Members using or purchasing such Content and AOL is not responsible for any loss, expense or damage arising out of the Licensed Content or services provided through the ICP Internet Site or ICP Programming. In addition, ICP shall prominently provide a notice/disclaimer on all areas and features in the ICP Programming substantially as follows: "We provide this area and its features for educational and entertainment purposes only, and not as a substitute for your physician or other health care professional. If you need medical or psychological services, please contact a qualified, licensed health care professional in your area. You should always follow the advice of your physician or other health care professional, rather than any information contained on our service." ICP shall not in any manner state that AOL recommends or endorses ICP or its Content. The Parties will review


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
the above disclaimer from time to time with the intent of minimizing each Party's exposure to liability.

INSURANCE. At all times during the Term, ICP shall maintain insurance coverage no less than: $2 million commercial general liability per occurrence; $2 million commercial general liability insurance in the aggregate; $5 million errors & omissions liability per occurrence and aggregate; and either $5 million in additional umbrella insurance (i.e., covering commercial general liability and errors & omissions) or as much such umbrella insurance that ICP may obtain by spending $24,250 for annual premiums; provided that ICP hereby agrees to increase its spending for such annual premium by $5,000 for each year of the Term (until ICP reaches such $5 million coverage threshold). ICP shall include AOL as a named insured party on all such policy or policies. ICP shall provide AOL with a copy of such policy or policies within sixty (60) days after the Effective Date, failing which, in addition to all other available remedies, AOL shall be entitled to delay the launch of the Licensed Content on the AOL Network. From time to time upon AOL's request, ICP shall provide AOL with certificates from the respective insurance company(ies) confirming ICP's compliance with this paragraph. ICP shall promptly notify AOL of any material adverse change in such policy or policies.

REWARDS PROGRAMS. ICP shall not offer, provide, implement or otherwise make available on the ICP Internet Site or ICP Programming any promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services of ICP or any third party (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided exclusively through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards."

NAVIGATION. In cases where an AOL Member performs a search for ICP through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., promotions, Keyword Search Terms, or any other navigational tools), AOL shall have the right to direct such AOL Member to the ICP Internet Site, or any other ICP Interactive Site determined by AOL in its reasonable discretion.

AOL LOOK AND FEEL. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the ICP Internet Site or ICP Programming (the "AOL FRAMES"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

OPERATIONS. AOL shall be entitled to require reasonable changes to the ICP Internet Site and ICP Programming to the extent such site will, in AOL's good faith judgment, adversely affect operations of the AOL Network; provided that this sentence shall not be deemed to grant AOL any editorial control with respect to the ICP Internet Site and ICP Programming.

CLASSIFIEDS. ICP shall not implement or promote any classifieds listing features through ICP Programming without AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

MESSAGE BOARDS; CHAT ROOMS AND COMPARABLE VEHICLES. Any Content submitted by ICP or its agents within message boards, chat rooms or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the AOL Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards, chat rooms or any other vehicles through which AOL Members may make submissions within the AOL Network. ICP will refrain from editing, deleting or altering, without AOL's prior approval, any opinion expressed or submission made by an AOL Member within ICP Programming except in cases where ICP has a good faith belief that the Content in question violates an applicable law, regulation, third party right or the applicable AOL Property's Terms of Service.

DUTY TO INFORM. ICP shall promptly inform AOL of any information related to the ICP Internet Site, ICP Programming or the Licensed Content which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

RESPONSE TO QUESTIONS/COMMENTS; CUSTOMER SERVICE. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the ICP Internet Site, ICP Programming or the Licensed Content by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same. ICP shall have sole responsibility for customer service (including, without limitation, order processing, billing, shipping, etc.) and AOL shall have no responsibility with respect thereto. ICP shall comply with all applicable requirements of any federal, state or local consumer protection or disclosure law.

PRODUCTION WORK. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "PRODUCTION PLAN"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. All fees to be paid to AOL for any such production work shall be paid in advance. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production standards available at Keyword "Styleguide." The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Anchor Tenant Button and the ICP Internet Site ("ROUTINE SERVICES"), ICP will pay the then-standard fees charged by AOL for such Routine Services.

PRODUCTION TOOLS. AOL shall determine in its sole discretion, which of its proprietary publishing tools (each a "PUBLISHING TOOL") shall be made available to ICP in order to develop and implement the Licensed Content during the Term (e.g., to build Rainman sites). ICP shall be granted a nonexclusive license to use any such Tool, which license shall be subject to: (i) ICP's compliance with all rules and regulations relating to use of the Publishing Tools, as published from time to time by AOL, (ii) AOL's right to withdraw or modify such license at any time, and (iii) ICP's express recognition that AOL provides all Publishing Tools on an "as is" basis, without warranties of any kind.

LAUNCH DATE. In the event that any terms contained herein relate to or depend on the launch date of the ICP Internet Site or other property contemplated by this Agreement, which launch date is later than the Effective Date, then it is the intention of the Parties to record such launch date in a written instrument signed by both Parties promptly following such launch date; provided that, in the absence of such a written instrument, the launch date shall be as reasonably determined by AOL based on the information available to AOL.

KEYWORDS. Any Keyword Search Terms to be directed to the ICP Internet Site shall be (i) subject to availability for use by ICP and (ii) limited to the combination of the Keyword(TM) search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any Keyword Search Terms which do not incorporate registered trademarks of ICP. ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest ICP holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement; provided that the foregoing shall not be deemed to limit ICP in obtaining trademark or copyright protection in any term or phrase not incorporating the AOL Keyword(TM) search modifier. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

ACCOUNTS. To the extent AOL has granted ICP any accounts on the AOL Service, ICP will be responsible for the actions taken under or through its accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any account issued to ICP, but ICP will not be liable for charges incurred by any account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any such account.


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
II.   TRADEMARKS

TRADEMARK LICENSE. In designing and implementing any marketing, advertising, or other promotional materials (expressly excluding Press Releases) related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "PROMOTIONAL MATERIALS") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online(R)" brand service, "AOL(TM)" service/software and AOL's triangle logo and, in connection therewith, ICP shall comply with the AOL styleguide available at keyword: "style guide"; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "MARKS"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice. This Section II shall survive the completion, expiration, termination or cancellation of this Agreement.

RIGHTS. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

PROMOTIONAL MATERIALS. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference in Promotional Materials to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III.  REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not materially violate any material agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or to its other agents who must have access to such Confidential Information for such Party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party (unless a shorter period is required by an applicable legal requirement).. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.  RELATIONSHIP WITH AOL MEMBERS

SOLICITATION OF SUBSCRIBERS. (a) During the term of this Agreement and for a two year period thereafter, ICP will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members on behalf of another Interactive Service. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "PRIOR BUSINESS RELATIONSHIP" will mean that the AOL Member to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail or other online communications being sent to that AOL Member by ICP or its agents. Any commercial e-mail or other online communications to AOL Members which are otherwise permitted hereunder will (a) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from ICP and
(b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

(b) ICP shall ensure that its collection, use and disclosure of information obtained from AOL Members under this Agreement ("MEMBER INFORMATION") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the ICP Internet Site, ICP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding ICP's collection, use and disclosure of user information). ICP will not disclose Member Information collected hereunder to any third party in a manner that identifies AOL Members as end users of an AOL product or service or use Member Information collected under this Agreement to market another Interactive Service.

(c) AOL shall ensure that its collection, use and disclosure of information obtained from Medscape with respect to Medscape members under this Agreement complies with (i) all applicable laws and regulations and (ii) Medscape's standard privacy policies, available on the Medscape Site by following the hyperlink "Privacy Policy."

EMAIL NEWSLETTERS. With the exception of Medscape's MedPulse, which is provided on an opt-out basis to registered members of Medscape's professional service, any email newsletters sent to AOL Members by ICP or its agents during the Term shall (i) be subject to AOL's policies on use of the email functionality, including but not limited to AOL's policy on unsolicited bulk email, (ii) be sent only to AOL Members requesting to


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
receive such newsletters, (iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements, marketing or promotion for any other Interactive Service.

AOL MEMBER COMMUNICATIONS. With the exception of communications to registered members of its professional site, to the extent ICP is otherwise permitted to send communications to AOL Members during the Term (in accordance with the other requirements contained herein): in any such communications initiated by ICP to AOL Members on or off the ICP Internet Site (including, without limitation, e-mail solicitations), ICP will limit the subject matter of such communications to those categories of products, services and/or content that are specifically contemplated by this Agreement and will not actively encourage AOL Members to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an Interactive Site other than the ICP Internet Site for the purchase of Products, (ii) using Content other than the Licensed Content; (iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL Member communications, in the event that ICP encourages an AOL Member to purchase products through such communications, ICP shall ensure that (a) the AOL Network is expressly promoted as the primary means through which the AOL Member can access the ICP Internet Site (including without limitation by stating the applicable Keyword Search Term and including direct links to specific offers within the ICP Internet Site) and (b) any link to the ICP Internet Site will link to a page which indicates to the AOL Member that such user is in a site which is affiliated with the AOL Network.

CUSTOMER DATA; AOL DATA. Any data generated from ICP Programming or ICP Tools located on the ICP Internet Site, including, without limitation, customer names, addresses and medical information frequency but excluding credit card information and AOL screennames (the "CUSTOMER DATA"), shall be and remain the joint property of both Parties. ICP agrees that AOL may use and have reasonable access to the Customer Data subject to the terms of this Agreement and the Privacy Policies; provided that both Parties shall use customer-specific medical profile information on a customer-by-customer basis in accordance with the Privacy Policies and any applicable laws or regulations. AOL agrees that ICP may use and have reasonable access to the Customer Data subject to the terms of this Agreement and the Privacy Policies; provided that ICP (a) shall comply with the foregoing paragraphs of this Section V of this Exhibit C, (b) shall provide users the right to have their Customer Data deleted from any database created by or on behalf of ICP, and (c) shall not have the right to use the Customer Data to market or promote any consumer direct information, services or products reasonably construed to be in competition with AOL or any AOL Property. Any data provided by AOL to ICP (e.g., usage reports) (the "AOL DATA") shall be and remain the property of AOL, and the AOL Data will be promptly returned to AOL by ICP in the form in which such data is maintained by ICP or, if AOL so elects, will be destroyed, upon (i) AOL's request, (ii) expiration or termination of this Agreement for any reason, or (iii) with respect to any particular AOL Data, on such earlier date that the same is no longer required by ICP in order to provide the services required hereunder. ICP will not use the AOL Data for any purpose other than that of providing such services, nor will the AOL Data, or any part thereof, be disclosed, sold, assigned, leased, or otherwise disposed of to third parties by ICP or commercially exploited by or on behalf of ICP, its employees or agents. ICP will not possess or assert any lien or other right against or to the AOL Data. The Parties agree to amend the provisions of this paragraph from time to time to in good faith to the extent necessary to comply with applicable law, rule or regulation; provided that if any such amendment to the provisions of this paragraph has, or is likely to have, an adverse effect on either Party, then such Party may refer such matter to the Management Committee for resolution.

VI.  TREATMENT OF CLAIMS

LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THIS AGREEMENT, THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT THE FOREGOING SHALL NOT RESTRICT A PARTY'S RIGHTS FOR INDEMNIFICATION FOR THIRD PARTY CLAIMS AS SET FORTH IN THE "INDEMNITY" SECTION BELOW. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN ONE FOURTH OF THE GUARANTEED PAYMENT; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT; AND PROVIDED FURTHER THAT THE FOREGOING LIABILITY CAP SHALL NOT APPLY TO (1) EITHER PARTY'S BREACH OF THIS AGREEMENT INVOLVING FRAUD, INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OR (2) EITHER PARTY'S ACTION OR FAILURE TO ACT THAT IT KNEW, OR SHOULD HAVE KNOWN, WOULD CONSTITUTE A BREACH OF ANY TERM, CONDITION OR OBLIGATION UNDER THIS AGREEMENT.

NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, ANY AOL PUBLISHING TOOLS, OR THE LICENSED CONTENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF AOL AND ICP SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE ICP INTERNET SITE.

INDEMNITY. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("LIABILITIES"), resulting from the indemnifying Party's material breach of any obligation, representation, or warranty of this Agreement.

If a Party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "ACTION"), the Indemnified Party shall give the other Party (the "INDEMNIFYING PARTY") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If a dispute arises over whether the Party requesting indemnification hereunder is so entitled, the Party requesting indemnification shall be free, without prejudice to any of such Party's rights hereunder, to compromise or defend (and control the defense of) such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

ACKNOWLEDGMENT. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VII.  ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "DISPUTE") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the

Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be subject to the resolution mechanisms described below. "MANAGEMENT COMMITTEE" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a)), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("COMMERCIAL RULES") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("COMPLEX PROCEDURES"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("DEMAND"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "ATTORNEYS' FEES"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "ARBITRATION COSTS") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

(g) Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, "NON-ARBITRATION CLAIMS") shall be brought in a court of competent jurisdiction in the State of New York. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitration proceeding.


VIII.  MISCELLANEOUS

AUDITING RIGHTS. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("RECORDS"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of ICP that are directly related to amounts payable to AOL pursuant to this Agreement. For the sole purpose of ensuring compliance with this Agreement, ICP shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of AOL that are directly related to amounts payable to ICP pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. No such audit of ICP shall occur during the period beginning on December 1 and ending April 1.

EXCUSE. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice" in the case of AOL or Contract_Notice@mail.medscape.com in the case of ICP) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, such notice will also be provided to the General Counsel of ICP (fax 212-760-3140). Except as otherwise specified herein, ICP's notice address shall be the address for ICP set forth in the first paragraph of this Agreement or such other address specified in writing by ICP, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

SURVIVAL. Sections IV, V, VI, VII and VIII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement. In addition, all relevant payment terms of this Agreement and any provision which, by its nature, must survive the completion, expiration, termination or cancellation of this Agreement, shall survive the completion, expiration, termination or cancellation of this Agreement.

ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

FURTHER ASSURANCES. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

ASSIGNMENT. Neither Party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party. Assumption of this Agreement by any successor to either Party (including, without limitation, by way of merger or consolidation) shall be subject to the other Party's prior written approval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

SUBCONTRACTORS. To the extent ICP utilizes consultants or subcontractors to perform a material portion of its obligations under this Agreement, such consultants and/or subcontractors shall be subject to AOL's prior written approval and ICP shall provide AOL with direct contact information for the employees of such consultants and/or subcontractors who are responsible for performing such obligations, which employees shall be available during business hours for consultation with AOL. AOL specifically acknowledges and approves ICP's existing contract with Softwatch, Ltd., for web development services, and with Exodus Communications for web hosting services.

CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

APPLICABLE LAW. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York except for its conflicts of laws principles.

EXPORT CONTROLS. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                                    EXHIBIT D

                                USE OF ICP MARKS


                                    MEDSCAPE




                               [GRAPHIC OMITTED]

                            Graphic shows pages from
                          document establishing basic
                         guidelines for the use of the
                            Medscape Corporate Logo

                                    EXHIBIT E

                  CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                              REGARDING PROMOTIONS

Pursuant to Section 3.3 of the Interactive Services Agreement between ______________ ("ICP") and America Online, Inc. ("AOL"), dated as of
_________________, 1999 (the "Agreement"), the following report is delivered to AOL for the period beginning _____________ and ending __________ (the "Period"):

I.       PROMOTIONAL COMMITMENTS

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Period:

        TYPE OF PROMOTION       DATE(S) OF       DURATION/CIRCULATION OF      RELEVANT CONTRACT
                                PROMOTION        PROMOTION                    SECTION
-----------------------------------------------------------------------------------------------
1.
-----------------------------------------------------------------------------------------------
2.
-----------------------------------------------------------------------------------------------
3.


IN WITNESS WHEREOF, this Certificate has been executed this ___ day of ___________, 199_.

___________________________________

By: _______________________________

Print Name:  ________________________

Title: ______________________________

Date: ______________________________

                                    EXHIBIT F

                               OPERATING STANDARDS


1. ICP Internet Site Infrastructure. ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the ICP Internet Site. ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the ICP Internet Site from the AOL Network. ICP will design and implement the network between the AOL Service and ICP Internet Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the ICP Internet Site from the AOL Network and (ii) no single line under ICP's reasonable control will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, ICP will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the ICP Internet Site. In the event that ICP elects to create a custom version of the ICP Internet Site in order to comply with the terms of this Agreement, ICP will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2. Optimization; Speed. ICP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the ICP Internet Site are optimized for the client software then in use by AOL Members; and
      (b) the ICP Internet Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, ICP will ensure that the ICP Internet Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, ICP will permit AOL to conduct performance and load testing of the ICP Internet Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3. Technical Problems. ICP agrees to use commercially reasonable efforts to address material technical problems (over which ICP exercises control) affecting use by AOL Members of the ICP Internet Site (an "ICP Technical Problem") promptly following notice thereof. In the event that ICP is unable to promptly resolve an ICP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to ICP hereunder until such time as ICP corrects the ICP Technical Problem at issue.

4. Monitoring. ICP will ensure that the performance and availability of the ICP Internet Site is monitored on a continuous (24 X 7) basis. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the ICP Internet Site.

5. Security. ICP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the ICP Internet Site. ICP will facilitate periodic reviews of the ICP Internet Site by AOL in order to evaluate the security risks of such site. ICP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

6.    Technical Performance.

      i. ICP will design the ICP Internet Site to support the AOL-Client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh), the Netscape Browser 4.XX and make commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com."

      ii. To the extent ICP creates customized pages on the ICP Internet Site for AOL Members, ICP agrees to develop and employ a methodology to detect AOL Members (e.g., examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: http://webmaster. info.aol.com" and referenced under the heading "Browser Detection.")

      iii. ICP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

      iv. ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. ICP is responsible for the manipulation of these parameters in web based objects so as allow them to be cached or not cached as outlined in RFC 1945.

      v. Prior to releasing material, new functionality or features through the ICP Internet Site ("New Functionality"), ICP will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the ICP Internet Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

7. AOL Internet Services Partner Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the ICP Internet Site. Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the ICP Internet Site's software, hardware and network architecture and access to the ICP Internet Site for purposes of such performance and the coordination load testing as AOL elects to conduct.

8. ICP Programming. The terms and conditions of this Exhibit applicable to the ICP Internet Site shall apply equally to any ICP Programming that is
      (a) programmed in HTML or (b) web-based.

                                    EXHIBIT G

                               KEYWORD GUIDELINES


PRINT/GRAPHIC

-     Preferred listing: (AOL Logo appears) America Online Keyword: Medscape
                         America Online Keyword: Medscape

- If necessary, due to space constraints, listing may (pending approval) appear as follows:

      AOL KEYWORD: MEDSCAPE

-     Every effort should be made to have 'America Online' spelled out

-     Capitalization - listing should appear in initial caps only
         Note: When America Online is abbreviated to AOL - AOL must appear in all caps.
               K of Keyword must always be capitalized

-     Font, Font style and Size must all be consistent

- Listing size must be of equal prominence to that of any/all other URLs featured

BROADCAST/RADIO

- America Online Keyword must announced entirely (even if an accompanying graphic is set with AOL versus America Online)

     Example voiceover would read:

         "For more information, please visit America Online Keyword: Medscape"


                             -      AOL must approve all uses prior to usage